Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements (No. 333-203591, 333-272247, and 333-225501) on Form S-8 and (No. 333-271693) on Form S-3, and the registration statement of Windstream Parent, Inc. (No. 333-281068) on Form S-4, of our reports dated February 21, 2025, with respect to the consolidated financial statements of Uniti Group, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP
Dallas, Texas
February 21, 2025